SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|XX|     Filed by the Registrant
|_|      Filed by a Party other than the Registrant

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|XX|     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Washington Mutual, Inc.
                (Names of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|XX|     No fee required.
|_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:
    2)       Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    5)       Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:
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     3)       Filing Party:
     4)       Date Filed:

                        THANK YOU, FLORIDA, FOR YOUR WARM
                        SUPPORT OF WASHINGTON MUTUAL AND
                                  GREAT WESTERN



"The numerous commitments made by the Washington Mutual/Great Western Partnership should not only be commended, but highly encouraged and emulated by others in the industry . . . We at Miami-Dade Neighborhood Housing Services, Inc., proudly support the proposed merger . . ."

                                                 Gail Williams--
                Miami-Dade Neighborhood Housing Services, 5/5/97


"I am writing in support of the proposed merger of Great Western Bank and Washington Mutual . . . the Orlando Neighborhood Improvement Corporation strongly supports the proposed merger of Great Western Bank and Washington Mutual."

                                                Robert E. Ansley--
              Orlando Neighborhood Improvement Corporation, 4/16/97


"Great Western has been a terrific corporate citizen in Dade County and south Florida . . . it appears that Washington Mutual will continue to follow the leadership established by Great Western."

                                               William O. Cullon--
                     The Greater Miami Chamber of Commerce, 5/5/97


"We truly appreciate Great Western/Washington Mutual's commitment to diversity as reflected in its current minority-owned business program."

                                                  Windell Paige--
         Florida Regional Minority Purchasing Council, Inc. 5/2/97


"We are writing to express our support for the merger of Great Western and Washington Mutual."

                                                Donald E. Bowen--
                      Urban League of Broward County, Inc. 4/16/97

                These are just a few of the many letters we have
                    received supporting Washington Mutual and
                                 Great Western.


                            The community has spoken.


                   WASHINGTON MUTUAL/GREAT WESTERN FINANCIAL:
                    BUILDING A PARTNERSHIP WITH THE COMMUNITY


[Washington Mutual Logo]                                  [Great Western Logo]



May 19, 1997

                      THANK YOU, CALIFORNIA, FOR YOUR WARM
                        SUPPORT OF WASHINGTON MUTUAL AND
                                 GREAT WESTERN.



"I further move that the City Clerk be instructed to notify the Office of Thrift Supervision of the City of Los Angeles opposition to the hostile takeover by H.F. Ahmanson due to significant financial impact on the City of Los Angeles and the expected loss of over 3,000 jobs."

                             Hal Bernson, Councilman, 12th District
         Los Angeles City Council Motion passed unanimously, 4/2/97

"I am writing on behalf of Consumer Action (CA), a non-profit consumer education and advocacy organization with offices in San Francisco and Los Angeles, to oppose the proposed hostile takeover of Great Western by H.E. Ahmanson."

                             Ken McEldowney-Consumer Action, 4/4/97


"Like all good legacies, the proposed Great Western/Washington Mutual merger has garnered our support because it will enable the good works of both institutions to continue in underserved communities."
                                                                  Lori Gay--
                           Los Angeles Neighborhood Housing Services, 4/17/97


"I am writing to you to urge the approval of Washington Mutual's merger with Great Western Bank. I believe that this merger is one that will greatly benefit not only the two entities in question, but the public as well."

                  Dolores Sanchez-Eastern Group Publications, Inc., 4/17/97


"We prefer that mergers be non-hostile and interested not only in shareholder values but also in stakeholder values. . . . We perceive the Washington mutual/Great Western merger as a promise to continue and grow the stake."

                                             Steven D. Johnson--
                First African Methodist Episcopal Church, 4/18/97


"The purpose of this letter is to support the merger of Great Western Bank and Washington Mutual . . . [Great Western/Washington Mutual] we applaud and appreciate their proven commitment to America's lower income communities."

                  Dean L. Rohrbach-San Diego Neighborhood Housing Service.


". . . we are writing to state our full support of the proposed merger between Great Western Bank and Washington Mutual."

                  John W. Johnson-San Diego Urban League, Inc. 4/17/97


                 These are just a few of the many letters we have
                    received supporting Washington Mutual and
                                 Great Western.


                            The community has spoken.


                   WASHINGTON MUTUAL/GREAT WESTERN FINANCIAL:
                    BUILDING A PARTNERSHIP WITH THE COMMUNITY


[Washington Mutual Logo]                                  [Great Western Logo]


May 19, 1997

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